UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2014

AMERICAN HOMES 4 RENT

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36013	46-1229660
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

30601 Agoura Road, Suite 200 Agoura Hills, California	91301
(Address of Principal Executive Offices)	(Zip Code)

(805) 413-5300

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On February 3, 2014, American Homes 4 Rent (the “Company”) issued a press release announcing that the Company’s 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”) will be held at 1:30 p.m. Pacific Daylight Time on Thursday, May 8, 2014 at the Sheraton Agoura Hills Hotel, 30100 Agoura Road, Agoura Hills, California 91301.

Holders of record at the close of business on March 12, 2014 of the Company’s Class A common shares of beneficial interest, $0.01 par value per share, and Class B common shares of beneficial interest, $0.01 par value per share, will be entitled to notice of, and to vote at, the 2014 Annual Meeting and any adjournment or postponement of the meeting.

Deadline for Rule 14a-8 Shareholder Proposals

Shareholder proposals intended to be presented at the 2014 Annual Meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (“Rule 14a-8 Proposals”) must be received by the Secretary of the Company not later than 5:00 p.m. Pacific Standard Time on March 3, 2014 in order to be considered for inclusion in the Company’s proxy statement for the 2014 Annual Meeting.

Deadline for Other Shareholder Proposals

Shareholder proposals, other than Rule 14a-8 Proposals, intended to be presented at the 2014 Annual Meeting must be received by the Secretary of the Company not later than February 13, 2014.

Notices relating to any shareholder proposal must be in writing and comply with the requirements of the Company’s bylaws, the New York Stock Exchange rules and any other applicable law.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

The information in Exhibit 99.1 attached hereto pursuant to Item 9.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Exhibit Number	Description

99.1	Press Release dated February 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HOMES 4 RENT

Date: February 4, 2014	By:	/s/ Stephanie Heim
Stephanie Heim
Vice President - Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated February 3, 2014